UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023 (November 9, 2023)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 26th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 15, 2023 (the “Closing Date”), MSD Investment Corp. (the “Company”) completed a $600 million term debt securitization (the “2023 Debt Securitization”). Term debt securitization is also known as a collateralized loan obligation and is a form of secured financing incurred by the Company.

The notes offered in the 2023 Debt Securitization (the “Notes”) were issued by MSD BDC CLO I, LLC (the “Issuer”), a wholly-owned, consolidated subsidiary of the Company pursuant to an Indenture, dated the Closing Date, between the Issuer and U.S. Bank Trust Company, National Association, as trustee (the "Indenture"). The 2023 Notes consist of $336 million of Class A Notes, which bear interest at a rate per annum equal to the secured overnight financing rate ("SOFR") in effect, plus an applicable margin of 2.70%; $54 million of Class B Notes, which bear interest at SOFR plus an applicable margin of 3.65%; $36 million of Class C Notes, which bear interest at SOFR plus an applicable margin of 4.00%; and approximately $163.6 million of Preferred Shares, which do not bear interest. The Company directly retained all of the Class C Notes and all of the Preferred Shares.

The Notes are backed by a diversified portfolio of senior secured and second lien loans (the “Collateral Obligations”). The initial portfolio will consist of Collateral Obligations acquired by the Issuer on the Closing Date from the Company pursuant to a Master Transfer Agreement, dated as of the Closing Date, among the Company, as seller, and the Issuer, as purchaser (the "Master Transfer Agreement"). Certain of the Collateral Obligations transferred to the Issuer pursuant to the Master Transfer Agreement were acquired by the Company from MSD BDC SPV I, LLC ("MSD SPV I") pursuant to the Master Participation Agreement, dated as of the Closing Date, among the Company, as purchaser and MSD SPV 1, as seller. The Notes mature on October 15, 2035.

The Notes are the secured obligation of the Issuer. The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or applicable exemption from registration.

MSD Partners, L.P. (the "Advisor") serves as collateral manager to the Issuer under a collateral management agreement (the “Collateral Management Agreement”). However, for so long as the Company holds any Preferred Shares the Collateral Management Fees, which, for the avoidance of doubt, shall include any Base Management Fee, Subordinated Management Fee, and Incentive Management Fee (as each such term is defined in the Collateral Management Agreement), shall be $0.

The descriptions of the Indenture, the Collateral Management Agreement, the Master Transfer Agreement and the Master Participation Agreement contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the Indenture, the Collateral Management Agreement, the Master Transfer Agreement and the Master Participation Agreement, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the period ending December 31, 2023.

Item 7.01. Regulation FD Disclosure.

On November 9, 2023, the board of directors of the Company declared a regular distribution to stockholders in the amount of $0.65 per share and a special distribution to stockholders in the amount of $0.11 per share. The distributions will each be payable on December 28, 2023 to stockholders of record as of December 15, 2023 for the regular and special distributions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: November 21, 2023	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer